Exhibit 10.1

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of July 14, 2021, is made and entered into by and between Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (the “Company”), and certain persons listed on Schedule 1 hereto (such persons, in their capacity as holders of Registrable Shares, the “Holders” and each a “Holder”).

RECITALS

WHEREAS, the Company desires to issue, and QH RE Asset Company LLC and DIC Holding II LLC (the “Existing Holders”) desire to collectively acquire 6,770,393 shares of 7.25% Series B-1 Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Private Placement Shares”), in exchange for an equal number of shares of 8.00% Fixed-to-Floating Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share, that the Existing Holders currently own, upon the terms and conditions set forth in that certain Exchange Agreement, dated as of July 14, 2021 (the “Exchange Agreement”), relating to the Private Placement Shares;

WHEREAS, in order to induce the Existing Holders to purchase the Private Placement Shares from the Company, the Company has agreed to provide to the Holders the registration rights set forth in this Agreement; and

WHEREAS, the execution of this Agreement is a condition to the closing under the Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.    Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Registration Rights Agreement as originally executed and as amended, supplemented or restated from time to time.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall mean the Company’s common stock, $0.01 par value per share.

“Company” shall have the meaning set forth in the introductory paragraph hereof.

“Controlling Person” shall have the meaning set forth in Section 5(a) of this Agreement.

“Depositary” shall mean The Depository Trust Company, or any other depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in the City of New York.

“End of Suspension Notice” shall have the meaning set forth in Section 3(b) of this Agreement.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“Exchange Agreement” shall have the meaning set forth in the Recitals hereof.

“Existing Holders” shall have the meaning set forth in the Recitals hereof.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” shall mean each holder listed in Schedule 1 hereto, in his, her or its capacity as a holder of Registrable Shares and their direct and indirect transferees. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Share as the Holder and absolute owner thereof, unless notified to the contrary in writing by the registered Holder thereof.

“Liabilities” shall have the meaning set forth in Section 5(a)(i) of this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Private Placement Shares” shall have the meaning set forth in the Recitals hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

“Registrable Shares” with respect to any Holder, shall mean at any time the Private Placement Shares; provided, however, that Registrable Shares shall cease to be Registrable Shares with respect to any Holder upon the earliest to occur of (A) when such Registrable Shares shall have been disposed of pursuant to a Registration Statement, (B) when all of such Holder’s Registrable Shares may be sold without restriction pursuant to Rule 144(b) under the Securities Act or (C) when such Holder’s Registrable Shares shall have ceased to be outstanding.

“Registration Expenses” shall mean (i) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities and (ii) all registration, filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws, all fees and expenses of custodians, transfer agents and registrars, all printing expenses, messenger and delivery expenses and any reasonable fees and disbursements of one common counsel and applicable local counsel for the Holders of Registrable Shares, as retained by Holders of a majority of the Registrable Shares to be included in any related Registration Statement; provided, however, that “Registration Expenses” shall not include any out-of-pocket expenses of the Holders, transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Registrable Shares that may be offered, which expenses shall be borne by each Holder of Registrable Shares on a pro rata basis with respect to the Registrable Shares so sold.

“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which covers any of the Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Holders’ Counsel” shall mean counsel for the Holders that is selected by the Holders holding a majority of the Registrable Shares included in a Registration Statement and that is reasonably acceptable to the Company.

“Suspension Event” shall have the meaning set forth in Section 3(b) of this Agreement.

“Suspension Notice” shall have the meaning set forth in Section 3(a) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

Section 2.    Shelf Registration.

(a)    The Company agrees to use commercially reasonable efforts to file, on or before the date that is 180 days after the date of this Agreement, with the Commission a Registration Statement for the resale of the Registrable Shares under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act. The Company will use commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Registration Statement shall be on an appropriate form and the Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company. All of the Registrable Shares of any Holder shall be included in the Registration Statement without any further action by any Holder.

(b)    Effectiveness. The Company shall use commercially reasonable efforts to keep the Registration Statement continuously effective for the period beginning on the date on which the Registration Statement is declared or becomes effective and ending on the date that no Registrable Shares remain as Registrable Shares. During the period that the Registration Statement is effective, the Company shall supplement or make amendments to the Registration Statement, if required by the Securities Act or if reasonably requested by the Holders (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

(c)    Selection of Underwriters. If any offering pursuant to a Registration Statement is an Underwritten Offering, a majority-in-interest of the Holders participating in such Underwritten Offering shall have the right to select the managing underwriter or underwriters to administer any such offering, which managing underwriter or underwriters shall be reasonably acceptable to the Company.

Section 3.    Black-Out Periods.

(a)    Subject to the provisions of this Section 3, the Company shall be permitted, in limited circumstances, to suspend the use, from time to time, of the Prospectus that is part of a Registration Statement (and therefore suspend sales of the Registrable Shares under such Registration Statement), by providing written notice (a “Suspension Notice”) to the Selling Holders’ Counsel, if any, and the Holders and by issuing a press release, making a filing with the Commission or such other means that the Company reasonably believes to be a reliable means of communication, for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of 90 days in any rolling 12-month period commencing on the date of this Agreement or more than 45 consecutive days, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause the post-effective amendment to be declared effective by the Commission, in which case, the Company must terminate the black-out period immediately following the effective date of the post-effective amendment) if any of the following events shall occur: (i) a majority of the Board determines in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other material transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction, or (z) such transaction renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post effective basis, as applicable; or (ii) a majority of the Board determines in good faith, upon the advice of counsel, that it is in the Company’s best interest or it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to ensure that the prospectus included in the Registration Statement (1) contains the information required under Section 10(a)(3) of the Securities Act; (2) discloses any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) discloses any material information with respect to the plan of distribution that was not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post effective basis or to take such action as is necessary to make resumed use of the Registration Statement as soon as possible.

(b)    In the case of an event that causes the Company to suspend the use of a Registration Statement as set forth in paragraph (a) above (a “Suspension Event”), the Company shall give a Suspension Notice to the Selling Holders’ Counsel, if any, and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. A Holder shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and to the Selling Holders’ Counsel, if any, promptly following the conclusion of any Suspension Event and its effect.

(c)    Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Registration Statement pursuant to this Section 3, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Private Placement Shares covered by such Registration Statement are no longer Registrable Shares.

Section 4.    Registration Procedures.

(a)    In connection with the filing of any Registration Statement as provided in this Agreement, the Company shall use commercially reasonable efforts to effect the registration pursuant to Section 2 and to cooperate with the selling Holders named in the Registration Statement to resell such Registrable Shares in accordance with the plan of distribution set forth therein, and the Company will, as expeditiously as reasonably practicable:

(i)    prepare and file with the Commission the Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the Securities Act, which form (1) shall be selected by the Company, (2) shall be available for the registration and sale of the Registrable Shares by the selling Holders thereof, (3) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the Commission to be filed therewith or incorporated by reference therein, and (4) shall comply in all respects with the requirements of Regulation S-T under the Securities Act, and otherwise comply with its obligations under Section 2;

(ii)    prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; and cause each prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by the Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(iii)    (1) notify each Holder of Registrable Shares, at least five Business Days after filing, that a Registration Statement with respect to the Registrable Shares has been filed and advising such Holders that the distribution of Registrable Shares will be made in accordance with any method or combination of methods legally available by the Holders of any and all Registrable Shares; (2) furnish to each Holder of Registrable Shares and to each underwriter of an Underwritten Offering of Registrable Shares, if any, without charge, as many copies of each prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules in order to facilitate the public sale or other disposition of the Registrable Shares; and (3) hereby consent to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Shares in connection with the offering and sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto;

(iv)    (A) use its commercially reasonable efforts to register or qualify the Registrable Shares under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Shares covered by a Registration Statement and each underwriter of an Underwritten Offering of Registrable Shares shall reasonably request by the time the applicable Registration Statement is declared effective by the Commission and (B) do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (1) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(a)(iv), or (2) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject;

(v)    notify promptly each Holder of Registrable Shares under a Registration Statement and the underwriters, if any, and, if requested by such Holder, confirm such advice in writing promptly at the address determined in accordance with Section 7(e) of this Agreement (1) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (2) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a Registration Statement and prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (5) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice), (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the filing of a post-effective amendment to such Registration Statement;

(vi)    furnish Selling Holders’ Counsel, if any, copies of any comment letters relating to the selling Holders received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information relating to the selling Holders;

(vii)    make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(viii)    furnish to each Holder of Registrable Shares, and each underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested) and such number of conformed copies thereof and any amendments thereto and any documents incorporated by reference therein, as such Holder of Registrable Shares or underwriter may reasonably request in order to facilitate the disposition of the Registrable Shares being sold by such Holder of Registrable Shares;

(ix)    cooperate with the selling Holders and any underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Shares to be sold under such registration and not bearing any restrictive legends; and enable such Registrable Shares to be in such denominations and registered in such names as the selling Holders or the underwriters, if any, may reasonably request at least three Business Days prior to the closing of any sale of Registrable Shares;

(x)    upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 4(a)(v)(5) and 4(a)(v)(6) hereof, as promptly as practicable after the occurrence of such an event, use its best efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the prospectus as amended or supplemented, as such Holder may reasonably request;;

(xi)    within a reasonable time prior to the filing of any Registration Statement, any prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Selling Holders’ Counsel, if any, on behalf of such Holders, and make representatives of the Company as shall be reasonably requested by the Holders of Registrable Shares available for discussion of such document;

(xii)    obtain a CUSIP number for the Registrable Shares not later than the effective date of a Registration Statement, and provide the Company’s transfer agent with printed certificates for the Registrable Shares, in a form eligible for deposit with the Depositary, in each case, to the extent necessary or applicable;

(xiii)    enter into agreements (including underwriting agreements) and take all other customary appropriate actions in order to expedite or facilitate the disposition of such Registrable Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(A)    make such representations and warranties to the Holders of such Registrable Shares and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;

(B)    obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, each selling Holder), covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);

(C)    obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use reasonable efforts to have such letter addressed to the selling Holders in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;

(D)    enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Shares, which agreement shall be in form, substance and scope customary for similar offerings;

(E)    if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

(F)    deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Registrable Shares being sold and the managing underwriters, if any;

(xiv)    make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, Selling Holders’ Counsel and any accountant retained by a majority in principal amount of the Registrable Shares being sold, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that the Selling Holders’ Counsel, if any, and the representatives of any underwriters will use commercially reasonable efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not materially disrupt the Company’s business operations;

(xv)    a reasonable time prior to filing any Registration Statement, any prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Registrable Shares; within five Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to Selling Holders’ Counsel; make such changes in any of the foregoing documents prior to the filing thereof, or in the case of changes received from Selling Holders’ Counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Selling Holders’ Counsel relating to the selling Holders or the plan of distribution of Registrable Shares, as Selling Holders’ Counsel, reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of or to which the Selling Holders’ Counsel, if any, on behalf of the Holders of Registrable Shares, or any underwriter shall reasonably object; not include in any amendment or supplement to such documents any information about the selling Holders or any change to the plan of distribution of Registrable Shares that would limit the method of distribution of the Registrable Shares unless Selling Holders’ Counsel has been advised in advance and has approved such information or change; and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Selling Holders’ Counsel, if any, on behalf of such Holders, Selling Holders’ Counsel or any underwriter;

(xvi)    furnish to each Holder, if it has a due diligence defense under the Securities Act, and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) if eligible under SAS 72, a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Shares included in such offering or the managing underwriter or underwriters therefor reasonably requests;

(xvii)    use its commercially reasonable efforts to cause all Registrable Shares to be listed on any national securities exchange following the effective date of the Registration Statement, on the national securities exchange on which the Company’s Common Stock is then listed;

(xviii)    otherwise comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xix)    cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the FINRA);

(xx)    use its commercially reasonable efforts to support the marketing of the Registrable Shares (including by its officers, directors, or other relevant employees participating in “road shows” at the request of the Holders of Registrable Shares or the underwriters, if any) to the extent reasonably practicable taking into account the Company’s business needs and the requirements of the marketing process; and

(xxi)    the Company may (as a condition to a Holder’s participation) require each Holder of Registrable Shares to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 4(a)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Shares pursuant to a Registration Statement relating to such Registrable Shares until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(a)(v) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in such Holder’s possession, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

Section 5.    Indemnification.

(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, and the respective officers, directors, managers, employees, representatives and agents of any such Person, and each Person (a “Controlling Person”), if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing Persons, to the fullest extent permitted by applicable law, as follows:

(i)    from and against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expense whatsoever (the “Liabilities”), as incurred by any of them, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    from and against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 5(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    from and against any and all legal or other expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any Liabilities to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder expressly for use in a Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto).

(b)    Indemnification by the Holders. Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective officers, directors, managers, employees, representatives and agents, and each of their respective Controlling Persons, to the fullest extent permitted by applicable law, from and against any and all Liabilities described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds (after deducting underwriters’ discounts and commissions) received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

(c)    Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate therein and, to the extent that it shall wish, assume the defense of such action, with counsel reasonably satisfactory to such indemnified party, assuming the payment of all fees and expenses; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the indemnifying party’s rights in the immediately preceding sentence, the indemnified party shall have the right to employ its own counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs, and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; or (b) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whosoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Indemnification Payments. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)    Contribution. If the indemnification provided for in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 5, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each director, officer, manager, employee, and agent of any such Holder shall have the same rights to contribution as a Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

Section 6.    Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the date that all of the Registrable Shares cease to be Registrable Shares. Notwithstanding the foregoing, the obligations of the parties under Section 5 of this Agreement shall remain in full force and effect following such time.

Section 7.    Miscellaneous.

(a)    Covenants Relating To Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Registrable Shares (a) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Shares may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the Commission. Upon the request of any Holder of Registrable Shares, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 7(a), as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

(b)    No Inconsistent Agreements. The Company has not entered into and the Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Shares pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(c)    Expenses. All Registration Expenses incurred in connection with any Registration Statement shall be borne by the Company, whether or not any Registration Statement related thereto becomes effective.

(d)    Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders of a majority of the Registrable Shares; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Registrable Shares adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Shares but does not so adversely affect all of the Registrable Shares; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Shares and the Company.

(e)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Apollo Commercial Real Estate Finance, Inc.

c/o Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Attention: John J. Suydam

Facsimile: 212-515-3251

with a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Andrew S. Epstein

Facsimile: 212-878-8375

(f)    Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Shares in violation of the terms of the Exchange Agreement. If any transferee of any Holder shall acquire Registrable Shares, in any manner, whether by operation of law or otherwise, such Registrable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Exchange Agreement, and such person shall be entitled to receive the benefits hereof.

(g)    Specific Enforcement. Without limiting the remedies available to the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, a Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof.

(h)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k)    Arbitration. By mutual consent of the Company and the Holders made at the time of any dispute hereunder, which either party may grant or withhold in its sole discretion, any action or proceedings brought by a party to recover damages in respect of any disagreement or dispute in connection with this agreement may be submitted to and finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce before a panel of three arbitrators selected in accordance with such Rules. The site of any such arbitration shall be Manhattan, New York, New York or such other place as Company and Holders shall agree at the time, and the proceedings shall be conducted in the English language. Any such arbitration award obtained pursuant to this clause shall be final and binding on the parties. The parties undertake to carry out any award without delay and the parties agree that judgment upon any such award may be entered by any court having jurisdiction or having jurisdiction over the relevant party or its assets.

(l)    Anti-Corruption Matters. The Company has not obtained or induced directly or indirectly through any party the procurement of the Existing Holders’ investment in the Private Placement Shares or any contract, consent, right, interest, privilege or other obligation or benefit related to Private Placement Shares or a favorable relationship with the Existing Holders or its affiliates through any violation of law or regulation applicable to the Company or its respective affiliates in any jurisdiction in which they carry on business, nor has it given or agreed to give to any Person, either directly or indirectly, any placement fee, introductory fee, arrangement fee, finder’s fee or any other fee, compensation, monetary benefit or any other benefit, gift, commission, gratification, bribe or kickback, whether described as a consultation fee or otherwise, with the object of obtaining or inducing the procurement of the Private Placement Shares or any contract, right, privilege or other obligation or benefit related to the Private Placement Shares.

(m)    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC., a Maryland corporation

By:	/s/ Stuart A. Rothstein
Name:	Stuart A. Rothstein
Title:	Chief Executive Officer and President

QH RE ASSET COMPANY LLC, a Qatar limited liability company

By:	/s/ Ahmed Al-Hammadi
Name:	Ahmed Al-Hammadi
Title:	Director and Chairman

DIC Holding II LLC, a Qatar limited liability company

By:	/s/ Abdulaziz Al-Sehlawi
Name:	Abdulaziz Al-Sehlawi
Title:	Director

Registration Rights Agreement

SCHEDULE 1

HOLDERS

Name of the Holder	Number of Private Placement Shares Held	Address of the Holder
QH RE Asset Company LLC	5,416,314
DIC Holding II LLC	1,354,079

Sch.1